UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 1, 2017

Date of Report (Date of earliest event reported)

ADESTO TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-37582	16-1755067
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Peterson Way, Santa Clara, CA		95054
(Address of principal executive offices)		(Zip Code)

(408) 400-0578

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective April 1, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Adesto Technologies Corporation (the “Company”) approved grants of performance-based restricted stock units (“PRSUs”) to acquire shares of the Company’s common stock (“common stock”) to each of the Company’s executive officers, including the named executive officers of the Company listed in the Company’s definitive proxy statement for its 2016 Annual Meeting of Stockholders, Narbeh Derhacobian, President and Chief Executive Officer, Ron Shelton, Chief Financial Officer, and Ishai Naveh, Vice President, Business Development. PRSUs were granted to such named executive officers for the following target number of shares of common stock (“target shares”): 45,000 shares for Mr. Derhacobian; 37,500 shares for Mr. Shelton; and 17,188 shares for Mr. Naveh. These awards were granted under the 2015 Equity Incentive Plan. The PRSUs are subject to vesting based on the achievement of specified performance metrics as set forth below.

The target shares shall become earned under the PRSUs only if (x) the Company’s financial performance meets or exceeds all three of the goals for the Company’s revenue, gross profit and EBITDA contained in the Company’s financial plan for 2017 and (y) the average closing price per share of common stock for the 30 consecutive trading days prior to and including March 30, 2018 meets or exceeds a pre-established price per share, as adjusted for any cumulative appreciation of the Nasdaq Composite Index from March 31, 2017 to March 30, 2018. If any target shares become earned (“earned shares”) as a result of achievement of all of the performance metrics described above, then 20% of the earned shares shall vest on the date that the Committee determines the actual achievement of the performance metrics and the remainder will vest in equal quarterly installments on June 30, 2018 and at the end of each of the next seven quarters thereafter until all of the earned shares have completed vested. If the Company fails to meet or exceed any of the performance metrics described above, then no shares will be earned under the awards and all shares will be forfeited under the awards. Subject to certain exceptions, the awards shall vest, if at all, only following the end of March 30, 2018, and the executive officers must be employed by the Company at the time of vesting for the award to vest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADESTO TECHNOLOGIES CORPORATION

Date: April 6, 2017	By:	/s/ Ron Shelton
Name: Ron Shelton
Title: Chief Financial Officer and Secretary